Exhibit 99.7
FORM OF NOTICE OF GUARANTEED DELIVERY
 FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY
HOOPER HOLMES, INC.

This form must be used to exercise the non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of common stock, par value $0.04 per share (the “Common Stock”), of Hooper Holmes, Inc. (the “Company”), pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s prospectus dated [*], 2015 (a copy of which accompanies this form) (the “Prospectus”), if a holder of Rights cannot deliver the subscription rights certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to Broadridge Financial Solutions, Inc., the subscription agent for the Rights Offering (the “Subscription Agent”), prior to 5:00 p.m., Central Time, on [*], 2016, unless extended by the Company (the “Expiration Date”). This form must be delivered by facsimile transmission, registered certified or express mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to 5:00 p.m., Central Time, on the Expiration Date.

Payment of the subscription price of $[*] per share (the “Subscription Price”) for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to 5:00 p.m., Central Time, on the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is being delivered pursuant to the Guaranteed Delivery Procedures hereof. See “The Rights Offering — Method of Exercising Subscription Rights” in the Prospectus.

All deliveries must be addressed to the Subscription Agent, as follows:

By Registered Certified or Express Mail	By Overnight Courier

Broadridge Financial Solutions, Inc. Attn: Jay Garcia 51 Mercedes Way Edgewood, NY 11717	Broadridge Financial Solutions, Inc. Attn: Jay Garcia 51 Mercedes Way Edgewood, NY 11717

By Facsimile Transmission (for Eligible Institutions Only)	By Wire Transfer

[*]	[*]

Delivery of this instrument to an address other than as set forth above does not constitute valid delivery.

You may obtain additional information regarding the Rights Offering by contacting the Company’s information agent, SM Berger & Company, by email at andrew@smberger.com, by telephone at (216) 464-6400 or by mail at SM Berger & Company, 3201 Enterprise Parkway, Suite 460, Beachwood, OH  44122.

Ladies and Gentlemen:

The undersigned represents that the undersigned is the holder of Rights Certificate(s) representing ___________ Right(s) and that the Rights Certificate(s) cannot be delivered to the Subscription Agent prior to 5:00 p.m., Central Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is acknowledged by execution of this form, the undersigned elects to exercise (i) the Basic Subscription Right to subscribe for ___________ shares of Common Stock and (ii) the Over-Subscription Privilege, if applicable, to subscribe for ___________ shares of Common Stock, subject to adjustment for fractional shares (which will be eliminated by rounding down to the nearest whole share), availability, and any other limitations and conditions described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $[*] for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege must be received by the Subscription Agent prior to 5:00 p.m., Central Time, on the Expiration Date, and represents that such payment, in the aggregate amount of $__________ either (check appropriate box):

[ ]	is being delivered to the Subscription Agent herewith;
OR

[ ]	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
[ ]
certified or personal check or bank draft drawn on a U.S. bank payable to “Broadridge Financial Solutions, Inc.” (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by 5:00 p.m., Central Time, on the Expiration Date. Payment will be deemed to have been received by the Subscription Agent upon receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank.); or

[ ]
wire transfer of immediately available funds directly to the account maintained by “Broadridge Financial Solutions, Inc.”; at Bank: [*]; Address: [*]; ABA #: [*]; Account #: [*]. Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer.

See “The Rights Offering — Payment Method” in the Prospectus and “Method of Subscription — Exercise of Rights” in the Instructions for Use of Subscription Rights Certificate for further information on the method of payment.

Date of check, draft or money order:
Check, draft or money order number:
Bank on which check is drawn:
Federal reference number for wire transfer:
Signature(s):	Address:

Name(s):

Area Code and Telephone Number(s)

Rights Certificate No(s). (if available):

GUARANTEE OF DELIVERY

(Not To Be Used For Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

(Authorized Signature)	(Date)

(Name of Firm)

(Address)

(Area Code and Tel. No.)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period specified above and in the Prospectus. Failure to do so could result in a financial loss to such institution.